                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            BJ Services Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 25, 1996

                             ---------------------

     The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Thursday, January 25, 1996, at 11:00 a.m. local time, at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas, for the following purposes:

     1. To elect three Class III directors to serve a three-year term;

     2. To amend Article IV of the Company's 1995 Incentive Plan to increase to 4,000 (from 3,000 currently) the number of non-qualified stock options that are granted annually to the Company's non-employee directors; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     All stockholders of record at the close of business on December 7, 1995 are entitled to notice of and to vote at said meeting or any adjournment thereof. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

                                          By order of the Board of Directors,

                                          /s/ J. W. STEWART
                                          ---------------------
                                          J. W. Stewart
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Houston, Texas
December 19, 1995

                             YOUR VOTE IS IMPORTANT

-------------------------------------------------------------------------------
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.
-------------------------------------------------------------------------------

                               BJ SERVICES COMPANY

                                PROXY STATEMENT

     This proxy statement is furnished to stockholders of BJ Services Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas, on Thursday, January 25, 1996, at 11:00 a.m. local time, and at any and all adjournments thereof. Stockholders of record at the close of business on December 7, 1995 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     When a properly executed proxy is received prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the directions noted thereon. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors and FOR the proposed amendment to the Company's 1995 Incentive Plan (the "1995 Plan"). A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later dated proxy to the Secretary of the Company, or by attending the meeting in person and so notifying the meeting judges.

     Management does not intend to present any business for a vote at the meeting, other than the election of directors and the amendment of the 1995 Plan, and it has no information others will do so. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the attached proxy card to vote proxies held by them in accordance with their judgment on such matters.

     The complete mailing address of the Company's executive offices is 5500 Northwest Central Drive, Houston, Texas 77092. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the stockholders of the Company is December 19, 1995.

                               VOTING SECURITIES

     On December 7, 1995, the record date, there were outstanding and entitled to vote 28,011,972 shares of the Company's Common Stock, held of record by 640 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Cumulative voting is not permitted under the Company's Certificate of Incorporation or Bylaws.

     At the record date, management knew of no person that beneficially owned more than 5% of the outstanding voting securities of the Company, other than as set forth in the following table:

  TITLE OF                  NAME AND ADDRESS                NUMBER       PERCENT
    CLASS                 OF BENEFICIAL OWNERS            OF SHARES     OF CLASS
  --------                --------------------            ---------     --------
Common Stock     FMR Corp.                                3,472,377(a)  12.4%
                 82 Devonshire Street
                 Boston, Massachusetts 02109
Common Stock     Prudential Insurance Company of America  2,051,800(b)   7.3%
                 19 Prudential Plaza
                 Newark, New Jersey 07102
Common Stock     T. Rowe Price Associates, Inc.           1,586,100(c)   5.7%
                 100 East Pratt Street, 9th Floor
                 Baltimore, Maryland 21202

---------------

(a) At November 30, 1995, based on information provided by FMR Corp., FMR Corp., through its wholly owned subsidiaries Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited, was the beneficial owner of 3,472,377 shares of Common Stock. FMR Corp. had sole voting power with respect to 664,072 shares, no voting power with respect to 2,749,005

                                         (Footnotes continued on following page)
     shares and sole dispositive power with respect to 3,413,077 shares. Fidelity International Limited had sole voting and dispositive power with respect to the 59,300 shares it beneficially owned.

(b) At December 11, 1995, based on information provided by Prudential Insurance Company of America ("Prudential"), Prudential held 2,051,800 shares of the Company's Common Stock. Of those shares, Prudential had shared voting and dispositive power with respect to 2,016,000 shares and sole voting and dispositive power with respect to 35,800 shares.

(c) At November 1, 1995, based on information provided by T. Rowe Price Associates, Inc. ("Price"), Price was the beneficial owner of 1,586,100 shares of the Company's Common Stock. Price had sole dispositive power with respect to 1,586,100 shares and sole voting power with respect to 122,100 shares.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class III directors will be elected at the 1996 Annual Meeting of Stockholders to serve for a three-year term expiring at the 1999 Annual Meeting of Stockholders. Pursuant to the Company's Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors of the class in which the vacancy occurs will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director.

     The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have control "FOR" the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED TO ELECT EACH DIRECTOR NOMINEE.

     The following table sets forth, for each nominee for election as a Class III director, his name, his principal occupation, his age and the year in which he first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

                                                                                              DIRECTOR
       NOMINEES                          PRINCIPAL OCCUPATION                          AGE      SINCE
       --------                          --------------------                          ---      -----
L. William
  Heiligbrodt..........    President, Chief Operating Officer and a director           54        1992
                           of Service Corporation International, a funeral
                           services corporation ("SCI"). He has served in
                           various management positions with SCI since
                           February 1990. Prior to joining SCI, Mr.
                           Heiligbrodt served as President of Provident
                           Services, Inc. from March 1988 to February 1990.
                           Prior to that, he served for five years as Vice
                           Chairman and Chief Executive Officer of WEDGE
                           Group, Incorporated, a multi-industry holding
                           company.

James E. McCormick.....    Mr. McCormick served in various executive                   68        1990
                           positions with ORYX Energy Company, a diversified
                           energy company, including President, Chief
                           Operating Officer and a director, from 1977 until
                           his retirement on March 1, 1992. Mr. McCormick
                           currently serves on the board of directors of Lone
                           Star Technology, Snyder Oil Company and Texas
                           Commerce Bank National Association.

J. W. Stewart..........    Chairman of the Board, President and Chief                  51        1990
                           Executive Officer of the Company. Mr. Stewart
                           joined Hughes Tool Company in 1969 as Project
                           Engineer, served as Vice President-Legal and
                           Secretary of Hughes Tool Company and as Vice
                           President-Operations for a predecessor of the
                           Company prior to being named President of the
                           Company in 1986.

INFORMATION CONCERNING OTHER DIRECTORS

     The following table sets forth certain information for those directors whose present terms will continue after the 1996 Annual Meeting. The terms of the Class I and Class II directors will expire at the 1997 and 1998 Annual Meetings of Stockholders, respectively.

                                                                                               DIRECTOR
         NAME                         PRINCIPAL OCCUPATION                             AGE      SINCE       CLASS
         ----                         --------------------                             ----     -----       -----
John R. Huff...........    Chairman, President and Chief Executive                     49       1992         I
                           Officer of Oceaneering International,
                           Inc., an oilfield services corporation.
                           Mr. Huff has been President, Chief
                           Executive Officer and a director of
                           Oceaneering since 1986 and Chairman of the
                           Board since 1990. Mr. Huff is also a
                           director of Production Operators Corp. and
                           Triton Energy.

                                             (Table continued on following page)

                                                                                 DIRECTOR
         NAME                         PRINCIPAL OCCUPATION               AGE      SINCE       CLASS
         ----                         --------------------               ---     --------     -----
R. A. LeBlanc..........    Mr. LeBlanc served in various executive        65       1994         I
                           positions with Keystone International,
                           Inc., a manufacturer of flow control
                           products, including Chairman of the Board,
                           Chief Executive Officer and a director,
                           from 1959 until his retirement in July
                           1995. Mr. LeBlanc currently serves as an
                           advisory member of the board of directors
                           of Texas Commerce Bank National
                           Association.

Michael E. Patrick.....    Chief Investment Officer of The Meadows        51       1995         I
                           Foundation since December 1, 1995;
                           consultant from 1994 to 1995; President of
                           Lomas Information Systems, Inc., a
                           subsidiary of Lomas Financial Corporation,
                           from 1993 to 1994; Executive Vice
                           President, Chief Financial Officer and a
                           director of Lomas Financial Corporation
                           and President and Chief Operating Officer
                           of its Lomas Mortgage USA subsidiary, both
                           of which are engaged in mortgage banking,
                           real estate and information services, from
                           1992 until 1994; and Executive Vice
                           Chancellor for Asset Management of the
                           University of Texas System, where he was
                           responsible for the investment of all
                           endowment funds, from 1984 to 1991.

William J. Johnson.....    Independent oil and natural gas producer       61       1995        II
                           and consultant, since May 1994; President
                           and Chief Operating Officer and a director
                           of Apache Corporation, an independent oil
                           and gas exploration and production
                           company, from 1991 to 1994; President,
                           Chief Executive Officer and a director of
                           TEX/CON Oil & Gas Company, a subsidiary of
                           British Petroleum P.L.C., from 1989 to
                           1991. Mr. Johnson also serves as a
                           director of Camco International, Inc., a
                           provider of oil and natural gas production
                           equipment and services, and of Snyder Oil
                           Corporation, an independent oil and gas
                           exploration and production company, and as
                           an advisory member of the board of
                           directors of Texas Commerce Bank National
                           Association.

Don D. Jordan..........    Chairman, Chief Executive Officer and a        63       1990        II
                           director of Houston Industries
                           Incorporated, a public utility holding
                           company with interests in the electric
                           utilities, cable television, coal and
                           transportation businesses. Mr. Jordan has
                           been employed by various subsidiaries of
                           Houston Industries Incorporated since
                           1956. He currently serves as a director of
                           Texas Commerce Bancshares, UTECH Joint
                           Venture and AEGIS Insurance Services.

                                             (Table continued on following page)

                                                                                 DIRECTOR
         NAME                         PRINCIPAL OCCUPATION               AGE      SINCE       CLASS
         ----                         --------------------               ---    --------     -----
Michael McShane........    Vice President -- Finance and Chief            41       1990        II
                           Financial Officer of the Company. Mr.
                           McShane joined the Company in 1987 from
                           Reed Tool Company, an oil field tool
                           company, where he was employed for seven
                           years. At Reed Tool Company, he held
                           various financial management positions
                           including Corporate Controller and
                           Regional Controller of Far East
                           Operations.

     The following table sets forth the beneficial ownership of Common Stock as of November 1, 1995 by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all current directors and officers as a group.

                                                                           NUMBER OF
                                 NAME OR GROUP                            SHARES(1)(2)
                                 -------------                            ------------
        David A.B. Brown(3).............................................           0
        L. William Heiligbrodt..........................................       9,000
        John R. Huff....................................................       7,000
        William J. Johnson..............................................       1,406
        Don D. Jordan...................................................       8,500
        R. A. LeBlanc...................................................       3,435
        James E. McCormick..............................................       9,000
        Michael E. Patrick..............................................           0
        J. W. Stewart...................................................     261,341
        Michael McShane.................................................     117,121
        G. R. Goodarzi(4)...............................................      77,548
        Thomas H. Koops.................................................      81,393
        Margaret B. Shannon.............................................      22,466
        All current directors and officers as a group (17 persons)(5)...     787,541

---------------

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. As of November 1, 1995, no officer or director owned in excess of 1% of the Company's Common Stock.

(2) Includes the following shares subject to options granted pursuant to the Company's 1990 Stock Incentive Plan and exercisable within 60 days: Mr. Brown -- 0 shares; Mr. Heiligbrodt -- 7,000 shares; Mr. Huff -- 7,000 shares; Mr. Johnson -- 0 shares; Mr. Jordan -- 8,000 shares; Mr.
    LeBlanc -- 3,000 shares; Mr. McCormick -- 8,000 shares; Mr. Patrick -- 0 shares; Mr. Stewart -- 200,355 shares; Mr. McShane -- 85,157 shares; Mr. Goodarzi -- 58,361 shares; Mr. Koops -- 61,571 shares; Ms. Shannon -- 7,487 shares.

(3) As of January 25, 1996, Mr. Brown will no longer be a director of the Company.

(4) Mr. Goodarzi has not been an officer of the Company since October 17, 1995.

(5) All current directors and officers as a group owned beneficially an aggregate of approximately 3% of the Company's Common Stock.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During fiscal 1995, the Board of Directors held eight meetings of the full Board and eight meetings of committees. During such fiscal year, or such portion of such year during which such director served, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he served. During fiscal 1995, directors who were not employees of the Company were paid a monthly retainer of $2,000 for service on the Board, an attendance fee of $1,250 for the first meeting of the Board or any of its committees attended in one day, and $800 for each additional meeting attended in the same day. Committee chairmen who are not Company employees receive an additional 50% of the meeting fee. In addition, pursuant to the terms of the Company's 1990 Stock Incentive Plan and 1995 Plan, the non-employee directors receive annual automatic grants of options to purchase 3,000 shares of Common Stock effective the fourth Thursday of October each year. The proposed amendment to the 1995 Plan would increase such automatic grants to options to purchase 4,000 shares, beginning in October 1996. See "Amendment to the BJ Services Company 1995 Incentive Plan" below. Employees of the Company are not paid any directors' fees. No member of the Board of Directors was paid any compensation in the Company's 1995 fiscal year for his service as a director of the Company other than pursuant to the standard compensation arrangement for directors and expenses.

     On January 26, 1995, the Board of Directors appointed members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating Committee. The Nominating Committee held one meeting during fiscal 1995. The Executive Compensation Committee met five times and the Audit Committee met two times during that period.

     On May 25, 1995, in connection with the merger of The Western Company of North America ("Western") with and into the Company (the "Merger"), the Board of Directors increased the number of directors, appointed additional members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating Committee, and appointed members to serve on the Special Committee of the Board of Directors of the Company established pursuant to the Agreement and Plan of Merger between the Company and Western (the "Merger Agreement"). The Special Committee did not meet during fiscal 1995.

     The responsibilities of the Audit Committee, comprised of Messrs. McCormick (Chairman), Jordan, Huff, LeBlanc and Brown, include reviewing the scope and results of the annual audit of the Company's consolidated financial statements with the independent auditors, internal auditors and management; reviewing the independence of the independent auditors and the internal auditors; reviewing actions by management on the independent and internal auditors' recommendations; and meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company's system of internal control and internal audit procedures. To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management.

     The responsibilities of the Executive Compensation Committee, comprised of Messrs. Jordan (Chairman), McCormick, Heiligbrodt, Huff and Patrick, include reviewing the Company's executive salary and bonus structure; reviewing the Company's employee stock incentive plans, thrift plan and employee stock purchase plan as well as other incentive alternatives; reviewing the Company's perquisite program; and recommending directors' fees.

     The responsibilities of the Nominating Committee, comprised of Messrs. Heiligbrodt (Chairman), McCormick, LeBlanc and Johnson, include selecting candidates to fill vacancies on the Board of Directors; reviewing the structure and composition of the Board; and considering qualifications required for continued Board service. The Committee also considers nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit the candidate's name, together with biographical information and the candidate's written consent to be nominated and, if elected, to serve to: Chairman, Nominating Committee of the Board of Directors of BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442.

     The responsibilities of the Special Committee, comprised of Messrs. McCormick (Chairman), LeBlanc, Johnson and Patrick, include administering the provisions of the Merger Agreement relating to employee arrangements.

                      AMENDMENT TO THE BJ SERVICES COMPANY
                              1995 INCENTIVE PLAN

     The Board of Directors recommends the approval of an amendment to the 1995 Plan to increase the number of shares for which automatic annual option grants are made to the Company's non-employee directors. The 1995 Plan was adopted by the Board of Directors on January 26, 1995 and was submitted to and approved by the stockholders at a special meeting of stockholders held on April 13, 1995. Key employees, officers and non-employee directors of the Company, its subsidiaries and affiliated entities are eligible to participate in the 1995 Plan. As of November 1, 1995, there were 117 employees and eight non-employee directors eligible to participate in the 1995 Plan. The 1995 Plan provides for the issuance of up to an aggregate of 1,500,000 shares of Common Stock. The 1995 Plan will terminate on December 31, 2004, if not sooner terminated pursuant to the terms thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1995 PLAN. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT.

     The 1995 Plan provides that each non-employee director who is first elected to the Board of Directors on or after the date director options may no longer be granted under the terms of the BJ Services Company 1990 Stock Incentive Plan (the "1990 Plan Termination") will be granted, as of the date of his initial election, a Nonqualified Option (hereinafter defined) under the 1995 Plan to purchase 1,000 shares of Common Stock. In addition, annually, beginning on the fourth Thursday of October of 1995 and each year thereafter until the expiration of the 1995 Plan, each person who is a non-employee director on such date will receive a grant of a Nonqualified Option to purchase 1,000 shares of Common Stock (increased to 3,000 shares after the 1990 Plan Termination). The Board of Directors has recommended a revision to this provision of the 1995 Plan which would result in annual grants of Nonqualified Options to purchase 2,000 shares of Common Stock (increased to 4,000 shares after the 1990 Plan Termination). The Board of Directors believes such increase is necessary to provide competitive compensation levels for the Company's non-employee directors.

     The following summary describes briefly other principal features of the 1995 Plan, and is qualified in its entirety by reference to the full text of the 1995 Plan as amended by the proposed Amendment One, the full text of which amendment is provided as Appendix A to this Proxy Statement.

     The 1995 Plan permits the granting of the following types of awards: stock options ("Options") to purchase shares of Common Stock to key employees, officers and non-employee directors ("Optionees"), which may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute Incentive Stock Options ("Nonqualified Options"); stock based awards ("Performance Stock," "Performance Units" and "Bonus Stock") to key employees and officers ("Employee Grantees"); and cash awards ("Tandem Cash Tax Rights," "Performance Cash Awards" or "Bonus Cash Awards," collectively referred to as "Cash Awards") to Employee Grantees. Options, Performance Stock, Performance Units, Bonus Stock and Cash Awards are collectively referred to herein as "Awards."

     Incentive Stock Options may be granted only to individuals who are key employees and officers (whether or not they are directors) of the Company or any "Parent Corporation" or any "Subsidiary Corporation" (as defined in Section 424 of the Code) of the Company, and Nonqualified Options, Performance Stock, Performance Units, Bonus Stock and Cash Awards may be granted to individuals who are key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Options granted to non-employee directors must be Nonqualified Options, and nonemployee directors are not eligible to receive any other Award.

     The 1995 Plan is administered by the Executive Compensation Committee of the Board of Directors. Each member of the Executive Compensation Committee must be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and as then in effect, and also an "outside director" within the meaning of Section 162(m) of the Code. Subject to the terms and conditions of the 1995 Plan, the Executive Compensation Committee has authority to determine the employees who are to be granted Awards, the number of shares to be issued pursuant to such Awards, and, to a limited extent, the exercise price of Options (other than Options granted to non-employee directors), to interpret the 1995 Plan and all Options and other Awards, and to administer the 1995 Plan.

     The Executive Compensation Committee has the authority to grant to the Employee Optionees, prior to the termination of and subject to the terms and conditions of the 1995 Plan, Options that will be in such form as the Executive Compensation Committee may from time to time approve. Subject to certain exceptions, no Option granted under the 1995 Plan is exercisable earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant.

     The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option is determined by the Executive Compensation Committee at the time the Option is granted; provided, however, that the exercise price of a Nonqualified Option may not be less than the lesser of (i) the per share price of the last sale of Common Stock on the trading day prior to the grant of such Option, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and (ii) the arithmetic average of the closing prices per share of Common Stock on all days on which such stock was traded during the 90-day period before the date of grant, based on the composite transactions in the Common Stock as reported by The Wall Street Journal. In the case of Options granted to non-employee directors, the exercise price of each Option shall be equal to the lesser of (i) and (ii) above. In the case of the exercise of an Incentive Stock Option, subject to the certain limitations, the purchase price per share of Common Stock will be equal to the fair market value per share of Common Stock at the time the Incentive Stock Option is granted as determined by the Executive Compensation Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the date of grant. The per share price of the last sale of Common Stock as of December 15, 1995, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, was $28.00.

     The Executive Compensation Committee has the authority to grant Performance Stock (which will be shares of Common Stock subject to a Performance Period (as defined below)), Performance Units (which will represent phantom shares of Common Stock subject to a Performance Period) and Bonus Stock (which will be shares of Common Stock that are not subject to a Performance Period).

     To the extent not prohibited by other provisions of the 1995 Plan, each share of Performance Stock and each Performance Unit shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period (which generally shall be not less than six months and not more than ten years after the date of grant) as the Executive Compensation Committee in its discretion may determine at or prior to the grant of such Award.

     With respect to a Performance Stock or Performance Unit Award, the Executive Compensation Committee may grant a Tandem Cash Tax Right that will entitle a recipient to receive a cash amount sufficient to gross up the value of such Award to equal its value before any federal, state and other taxes payable thereon. Cash Awards may also include Performance Cash Awards, which shall not vest prior to six months from the date of grant or after ten years from the date of grant, subject to achievement of certain performance goals, as determined by the Executive Compensation Committee in its discretion.

     The Executive Compensation Committee may, from time to time and subject to the provisions of the 1995 Plan, grant Bonus Cash Awards to key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Cash Awards are cash payments that are not subject to a Performance Period.

     Upon the occurrence of a Change of Control (defined generally as certain acquisitions by a person, entity or group of 25% or more of the Company's Common Stock or 25% of the combined voting power of the then outstanding voting securities of the Company or certain reorganizations, mergers or consolidations), each Option that is not then immediately exercisable in full shall be immediately exercisable in full. In addition, upon the occurrence of a Change of Control, each share of Performance Stock and each Performance Unit that was previously granted under the 1995 Plan and that is not then immediately vested in full will be immediately vested in full.

     Other than the automatic annual Option grants to non-employee directors described above (which are subject to the limitation of the number of shares of Common Stock available under the 1995 Plan), it is not possible to determine at this time the number of shares of Common Stock covered by Awards that may be granted in the future to any employee, director or group thereof. The following table sets forth, for the executive officers of the Company named in the Summary Compensation Table, all current executive officers as a group, all current directors who are not executive officers as a group, each nominee for election as a director, and all other (non-executive) employees as a group, the number of shares of Common Stock covered by Awards granted under the 1995 Plan for fiscal 1995.

                               1995 PLAN BENEFITS
                    BJ SERVICES COMPANY 1995 INCENTIVE PLAN

                                                                             NUMBER OF SHARES
          NAME                                POSITION                      COVERED BY AWARDS
         -----                                --------                       ----------------
J. W. Stewart............  President and Chief Executive Officer; Nominee....     165,865
                          Vice President -- Finance and Chief Financial
Michael McShane..........  Officer...........................................      61,749
G. R. Goodarzi(1)........  Vice President -- International Operations........      33,231
Thomas H. Koops..........  Vice President -- Technology and Logistics........      41,934
Margaret B. Shannon......  Vice President and General Counsel................      40,962
EXECUTIVE GROUP
  (9 persons)...............................................................      484,194
NON-EMPLOYEE
DIRECTOR GROUP
  (8 persons)...............................................................        8,000
L. William Heiligbrodt...  Nominee...........................................       1,000
James E. McCormick.......  Nominee...........................................       1,000
NON-EXECUTIVE
EMPLOYEE GROUP
  (108 persons).............................................................      236,000

---------------

(1) Mr. Goodarzi has not been an officer of the Company since October 17, 1995; accordingly, the Awards shown in this table for Mr. Goodarzi lapsed on October 17, 1995 in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO OPTIONS

     The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder. The 1995 Plan is not qualified under Section 401(a) of the Code.

     Nonqualified Options. No federal income tax is imposed on the Optionee upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the Optionee will generally be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such shares of Common Stock. Upon a subsequent disposition of the shares of Common Stock received upon exercise of a Nonqualified Option, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an Optionee's exercise of a Nonqualified Option, the Company may claim a deduction for compensation paid at the same time and in the same amount as income is recognized by the Optionee, if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

     Incentive Stock Options. No federal income tax is imposed on the Optionee upon the grant of an Incentive Stock Option. If the Optionee does not dispose of shares acquired pursuant to his exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares were transferred to him (the "Holding Period"), except for the item of tax adjustment described below under "Alternative Minimum Tax," no income would be recognized by the Optionee by reason of his exercise of the Option, and the difference between the Option price and the amount realized upon a subsequent disposition of the shares of Common Stock would be treated as a long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares of Common Stock so acquired.

     If, however, an Optionee disposes of shares of Common Stock acquired pursuant to his exercise of an Incentive Stock Option before the Holding Period has expired, the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee. The amount treated as compensation is the excess of the fair market value of the shares of Common Stock at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the Option price; any amount realized in excess of the fair market value of the shares of Common Stock at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock.

     Alternative Minimum Tax. The excess of the fair market value of shares of Common Stock acquired upon exercise of an Incentive Stock Option over the exercise price paid for such shares is an adjustment to alternative minimum taxable income for the Optionee's taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year).

     Payment of Option Price in Shares. In the case of a Nonqualified Option, if the Option price is paid by the delivery of shares of Common Stock previously acquired by the Optionee having a fair market value equal to the Option price ("Previously Acquired Shares"), gain or loss would not be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock pursuant to such an exercise of the Option, and the Optionee's basis in the number of shares of Common Stock received equal to the Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares. In addition, the Optionee would be treated as receiving compensation taxable as ordinary income equal to fair market value at the time of exercise of the shares of Common Stock received in excess of the number of Previously Acquired Shares, and the Optionee's basis in such excess shares of Common Stock would generally be equal to their fair market value at the time of exercise.

     In the case of an Incentive Stock Option, the federal income tax consequences to the Optionee of the payment of the Option price with Previously Acquired Shares will depend on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an Incentive Stock Option or an option granted under an employee stock purchase plan ("Statutory Option") and if such Previously Acquired Shares are being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable minimum statutory holding period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case,
(i) the Optionee's basis in the number of shares of Common Stock acquired equal to the number of Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares, increased by any income recognized to the Optionee upon the disqualifying disposition of the Previously Acquired Shares,
(ii) the Optionee's basis in the shares of Common Stock acquired in excess of the number of Previously Acquired shares would be zero and (iii) the other incentive stock option rules would apply. Upon a subsequent disqualifying disposition of the shares of Common Stock so received, the shares of Common Stock with the lowest basis would be treated as disposed of first.

     Additional Tax Consequences. In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to the golden parachute 20% excise tax pursuant to Section 4999(a) of the Code, the participant whose benefit is subject to such tax is entitled to receive a gross-up payment from the Company so that the amount of the "net" benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code prevents the deductibility by the Company of amounts subject to the excise tax under Code Section 4999.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee of the Company's Board of Directors consists of five directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.

     The Committee's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (iii) support both the short-term and long-term goals of the Company. The Executive Compensation Committee believes this approach closely links the compensation of the Company's executives to the accomplishment of Company goals which coincide with shareholder objectives.

     In addition, the Executive Compensation Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met. The Company's policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible. As the current and projected compensation subject to the $1 million threshold of Section 162(m) for each of the named executive officers is below such threshold, the Committee believes that the requirements of Section 162(m) will not affect the tax deductions available to the Company in connection with its executive compensation for the 1995 or 1996 fiscal years.

     The executive compensation program includes four elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers. These elements are (i) base salary, (ii) annual bonus plan awards, (iii) long-term incentive awards, and
(iv) stock option grants. These elements are further discussed below.

     Providing Competitive Levels of Compensation. The Committee attempts to provide the Company's executives with a total compensation package that is targeted at the 75th percentile of the market for executives holding comparable positions when the Company's performance justifies the payment of compensation at such levels. The Committee determines a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys conducted by compensation consultants. An independent consultant periodically reviews and provides survey data to the Committee on the compensation of the chief executive officer and other executives in comparison with compensation levels at companies in an industry peer group. The industry peer companies covered by the performance graph are not the same as the group of companies referenced for compensation purposes, which included additional companies within the industry.

     While the targeted value of an executive's compensation package may be competitive, its actual value may exceed or fall below competitive levels depending on performance, as discussed below.

     Base Salaries. The Committee periodically reviews and establishes executive base salaries. Generally, base salaries are determined according to the following factors: the individual's experience level, scope and complexity of the position held and annual performance of the individual. In addition, although the Committee did not obtain a survey for purposes of determining 1995 base salaries, an independent consultant periodically reviews and provides survey data to the Committee on the salaries being paid for similar positions at companies in an industry peer group. Notwithstanding the above criteria, based on the Company's performance for 1994 and upon Mr. Stewart's recommendation, his base salary for 1995 was maintained at the same level as in 1994.

     The Annual Bonus Plan. The purpose of the Annual Bonus Plan is to provide motivation toward and reward the accomplishment of corporate annual objectives and to provide a competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid based upon the achievement of corporate performance objectives established for the fiscal year.

     Targeted bonus award levels for the Company's executive officers are established by the Committee each year. The Company's annual performance measures are established jointly by the Committee and management. For 1995, bonus targets for the Company's Chief Executive Officer and its other executive officers were based on earnings per share objectives. These objectives are established at three levels: entry level, expected value (target level) and over achievement level. In addition, the bonus for the Company's Vice President of International Operations was based on operating profit objectives relating to his area of responsibility. The Committee chooses not to disclose the specific earnings per share and operating profit objectives because it believes such disclosure would be detrimental to the Company's position with respect to the industry. Since the Company's 1995 earnings per share exceeded the over achievement level, each of the named executive officers, including Mr. Stewart, received the maximum eligible bonus.

     Long-Term Incentive Program. The long-term incentive program was introduced in fiscal 1993 to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. Pursuant to the long-term incentive program, the Executive Compensation Committee may award performance awards to executive officers on an annual basis. The numbers of shares represented by such awards are designed to place the Chief Executive Officer and other executive officers at the 75th percentile of the market for total compensation when expected performance is met. Aggregate stock or option holdings of the executive have no bearing on the size of a performance award. The awards generally vest over a three-year period of time, based on Company performance over such time period measured against pre-established objectives.

     For fiscal 1995, awards under the long-term incentive program consisted of performance units granted under the Company's 1990 Stock Incentive Plan. These awards will vest at the end of three years according to the Company's three year stock price performance as compared to an industry peer group index. Such performance must exceed peer group performance by predetermined percentages in order for the performance units to vest in full. Notwithstanding the foregoing, the Executive Compensation Committee is permitted by the terms of the 1990 Stock Incentive Plan to amend the performance objectives or the vesting period for any performance award with the consent of the employee grantee. In addition, the performance awards will vest in full upon the occurrence of a "change of control". For fiscal 1995, Mr. Stewart was awarded performance units, based on the criteria described above. In addition, during fiscal 1995, in connection with the Merger, previously granted performance awards were vested or cancelled. See "Awards to Officers of the Company in Connection with the Merger" below.

     Stock Option Grants. Pursuant to the Company's 1990 Stock Incentive Plan and the 1995 Plan, the Committee may make grants of stock options to the Company's executive officers. The plans allow the Committee to promote the interests of the Company and its stockholders by encouraging the executive officers to increase their equity interest in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. In addition to those described below under "Awards to Officers of the Company in Connection with the Merger," stock option grants to each executive for 1995 were made under the 1995 Plan and were primarily based on the executive's degree of responsibility for and contribution to the growth and success of the Company, as well as on survey data provided by an independent consultant to the Committee regarding stock option grants at companies in an industry peer group. Aggregate stock or option holdings of the executive officer have not been considered in determining the size of the option grants.

     For fiscal 1995, Mr. Stewart was granted options to purchase shares of Common Stock, based on the criteria described above. For a discussion of certain option grants to officers of the Company made under the 1995 Plan in connection with the Merger and not based on the foregoing criteria, see "Awards to Officers of the Company in Connection with the Merger" below.

     Awards to Officers of the Company in Connection with the Merger. Pursuant to the terms of the Company's 1990 Stock Incentive Plan, a "change in control" resulted from the Merger when Western stockholders acquired more than 40% of the Company's outstanding Common Stock. At the time of the Merger, as a result of such change in control, under the terms of the 1990 Stock Incentive Plan, the vesting of all outstanding nonvested stock options granted under such plan before November 1994 was accelerated, and all performance awards granted under such plan became payable in full in shares of the Company's Common Stock. In consideration for the stock option grants and the performance award changes described below and the amendments to the severance agreements described below, each officer of the Company who held stock options or performance awards granted prior to November 1994 agreed to waive the accelerated vesting of the stock options and a portion of the performance awards that would have otherwise occurred upon consummation of the Merger and the resulting "change in control."

     In connection with the Merger and conditioned upon its consummation, the Board of Directors of the Company approved cash bonus awards aggregating $450,000 payable to Mr. Stewart and three of the Company's other executive officers. Also, vesting of a portion of the performance awards granted to the Company's officers under the Company's 1990 Stock Incentive Plan occurred upon consummation of the Merger, rather than at the end of their three-year performance period. The percentage of outstanding awards to vest was determined by the Company's Executive Compensation Committee based on: (i) the Company's actual financial results for 1993 and 1994 compared to an industry peer group index, (ii) the performance criteria for the fiscal years ending in 1995, 1996 and 1997 being deemed to have been fully satisfied upon consummation of the Merger, (iii) execution of waivers with regard to change in control acceleration rights in the Company's 1990 Stock Incentive Plan and (iv) successful completion of the Merger. As a result, 168,547 of the 220,316 performance awards outstanding under the Company's 1990 Stock Incentive Plan vested and 168,547 shares of the Company's Common Stock were issued to officers (including the executive officers) of the Company, plus $2.6 million in the aggregate in cash, based upon a price of $22.50 per share of the Company's Common Stock on the date of issuance, to offset the federal income tax payable by the recipients in respect of such issuance. Mr. Stewart's awards were based on the foregoing criteria. Upon consummation of the Merger, all rights with respect to the remaining 51,769 performance awards outstanding at the time of the Merger were cancelled.

     In addition, in consideration for the waivers previously described, a total of 368,157 stock options were authorized for issuance under the Company's 1995 Plan on February 15, 1995 to a total of nine officers (including Mr. Stewart and all of the Company's other executive officers). Such options will vest in whole or in part at the end of the two-year period commencing on the date of the Merger if the Company achieves specified consolidation benefits from combining Western's operations with those of the Company over such two-year period. If an employee voluntarily leaves the Company or is terminated by the Company prior to the end of such two-year period, all such options granted to such employee will be forfeited. All such options will become fully vested upon a future "change in control" as defined in the Company's 1995 Plan.

     This report of the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                            Don D. Jordan, Chairman
                                            L. William Heiligbrodt
                                            John R. Huff
                                            James E. McCormick
                                            Michael E. Patrick

                 PERFORMANCE GRAPH -- TOTAL STOCKHOLDER RETURN
                     SEPTEMBER 1990 THROUGH SEPTEMBER 1995

     Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group index consisting of Nowsco Well Service Limited, Smith International, Inc., Energy Ventures, Inc., Enterra Corporation, Weatherford International Incorporated, Pool Energy Services Co., Varco International, Inc., Oceaneering International, Inc. and Tuboscope Vetco International Corporation (the "Comparator Group"). The graph assumes investments of $100 on September 30, 1990, and reinvestment of all dividends. The returns of each company in the Comparator Group have been weighted according to the market capitalization of each such company at the beginning of each period for which a return is indicated.

     This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

INDEXED TOTAL SHAREHOLDER RETURN
SEPTEMBER 1990 -- SEPTEMBER 1995

      MEASUREMENT PERIOD          BJ SERVICES                     COMPARATOR
    (FISCAL YEAR COVERED)           COMPANY         S&P 500          GROUP
9/90                                  100             100             100
9/91                                   76             131              70
9/92                                   72             145              70
9/93                                   90             164              91
9/94                                   81             170              91
9/95                                  104             221              96

      The following information relates to compensation paid by the Company for fiscal 1993, 1994 and 1995 to the Company's Chief Executive Officer and each of the other four (4) most highly compensated executive officers in 1995:


                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                   ----------------------------------
                                         ANNUAL COMPENSATION              AWARDS            PAYOUTS
                                     ----------------------------  ---------------------   ----------
             (A)              (B)      (C)       (D)       (E)        (F)        (G)          (H)            (I)
                                                          OTHER               SECURITIES
                                                         ANNUAL    RESTRICTED UNDERLYING                  ALL OTHER
                                                        COMPENSA-    STOCK     OPTIONS/       LTIP        COMPENSA-
          NAME AND                   SALARY    BONUS(1) TION(2)(3) AWARDS(4)   SARS(5)     PAYOUTS(6)     TION(2)(7)
     PRINCIPAL POSITION       YEAR     ($)       ($)       ($)        ($)        (#)          ($)            ($)
     ------------------       ----   -------   -------  ---------  ---------  ----------   ----------     ----------
J. W. Stewart................ 1995   400,008   560,000                          165,865    1,803,511          27,500
  President and Chief         1994   395,840         0                           41,026            0
  Executive Officer           1993   365,834   283,500                           35,714            0

Michael McShane.............. 1995   213,338   229,000                           61,749      986,070          11,684
  Vice President -- Finance   1994   202,508         0                           15,795            0
  and Chief Financial Officer 1993   184,674    95,764                           14,476            0

G.R. Goodarzi(8)............. 1995   180,504    81,900                           33,231      541,489          11,684
  Vice  President --          1994   169,170    11,198                           11,077            0
  International Operations    1993   147,002    56,700                           10,000            0

Thomas H. Koops.............. 1995   171,504   152,850                           41,934      589,466          11,099
  Vice President --           1994   162,504         0                           10,769            0
  Technology and Logistics    1993   150,838    58,592                            9,226            0

Margaret B. Shannon.......... 1995   169,668   151,950                           40,962      547,786          10,781
  Vice President -- General   1994   103,134         0                           10,462            0
  Counsel                     1993         0         0                                0            0

---------------

(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year, including special bonuses of $200,000, $100,000, $75,000 and $75,000 paid to Mr. Stewart, Mr. McShane, Ms. Shannon and Mr. Koops, respectively, in connection with the Merger.

(2) In accordance with SEC regulations, information for prior years is not required to be disclosed in this column.

(3) Perquisites and other personal benefits paid or distributed during 1995 to the persons listed in the compensation table above did not exceed, with respect to any individual, the lesser of $50,000 or 10 percent of such individual's total salary and bonus.

(4) See table entitled "Long-Term Incentive Plans -- Awards in Last Fiscal Year" for information regarding performance units granted for 1995.

(5) Includes options earned in the reported fiscal year and granted subsequent to the end of the fiscal year.

(6) Reflects payments in respect of performance awards granted under the 1990 Stock Incentive Plan. A portion of the outstanding performance awards granted under the 1990 Stock Incentive Plan became vested upon consummation of the Merger. The percentage of outstanding awards to vest was determined by the Compensation Committee based upon (i) actual results for 1993 and 1994 as compared with the results for companies in an industry peer group,
     (ii) deemed satisfaction of performance criteria for fiscal years 1995, 1996 and 1997, (iii) execution by such officers of waivers with regard to change in control acceleration rights in the 1990 Stock Incentive Plan and
     (iv) successful completion of the Merger. Also includes cash awards to offset the federal income tax payable by the recipients of such payments in respect of performance awards.

(7) The amount shown in this column is the annual Company contribution to the Company's 401(k) defined contributions plan on behalf of each executive officer.

(8)  Mr. Goodarzi has not been an officer of the Company since October 17, 1995.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL
                                                                                REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL
                                                                                RATES OF STOCK PRICE
                                                                                    APPRECIATION
                              INDIVIDUAL GRANTS                                   FOR OPTION TERM
-----------------------------------------------------------------------------   --------------------
  (a)                            (b)         (c)         (d)        (e)        (f)         (g)

                                                % OF
                                   NUMBER      TOTAL
                                     OF       OPTIONS/
                                 SECURITIES    SARS
                                 UNDERLYING   GRANTED
                                  OPTIONS/      TO       EXERCISE
                                   SARS      EMPLOYEES    OR BASE
                                  GRANTED    IN FISCAL     PRICE   EXPIRATION
             NAME                 (#)(1)       YEAR       ($/SH)      DATE       5%($)       10%($)
             ----               ----------  ---------   ---------  ---------   --------    --------
J.W. Stewart...................    42,787(2)    7.1%       24.54     12/07/05    660,335    1,673,418
                                  123,078(3)   20.3%       16.89     02/15/05   1,307,338   3,313,052
Michael McShane................    14,364(2)    2.4%       24.54     12/07/05    221,681      561,782
                                   47,385(3)    7.8%       16.89     02/15/05    503,325    1,275,524
G.R. Goodarzi(4)...............    33,231(3)    5.5%       16.89     02/15/05    352,981      894,522
Thomas H. Koops................     9,627(2)    1.6%       24.54     12/07/05    148,574      376,516
                                   32,307(3)    5.3%       16.89     02/15/05    343,166      869,650
Margaret B. Shannon............     9,576(2)    1.6%       24.54     12/07/05    147,787      374,522
                                   31,386(3)    5.2%       16.89     02/15/05    333,383      844,858

---------------
(1) All options reflected in this table were earned in fiscal 1995. The options reflected in this table do not include options earned in fiscal 1994 and granted on November 22, 1994. No stock appreciation rights ("SARs") or other instruments were granted in tandem with the options reflected in this table.

(2) Represents options granted under the 1995 Plan on December 7, 1995. Such options will become exercisable ratably over a three period, with one-third of each grant vesting on each of the first, second and third anniversaries of the date of grant.

(3) Represents options granted under the 1995 Plan on February 15, 1995 in connection with the Western acquisition. Such options shall become vested only to the extent the target consolidation benefits of the Western acquisition are achieved as of April 13, 1997. The nonvested portion of the options shall be automatically cancelled as of the vesting date. For additional information regarding these awards, see "Executive Compensation Committee Report -- Awards to Officers of the Company in Connection with the Merger."

(4) Mr. Goodarzi has not been an officer of the Company since October 17, 1995; accordingly, the options shown in this table for Mr. Goodarzi lapsed on October 17, 1995 in accordance with their terms.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

       (a)                (b)          (c)                     (d)                                 (e)
                                                             NUMBER OF
                                                             SECURITIES                         VALUE OF
                                                             UNDERLYING                        UNEXERCISED
                                                            UNEXERCISED                       IN-THE-MONEY
                                                            OPTIONS/SARS                      OPTIONS/SARS
                         SHARES                             AT FY-END(#)                      AT FY-END($)
                        ACQUIRED        VALUE      ------------------------------   ---------------------------------
         NAME          ON EXERCISE   REALIZED($)   EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE(1)(2)
         ----          -----------   -----------   -----------   ----------------   -----------   -------------------
J.W. Stewart..........     -0-           -0-         162,109          243,367         1,191,542        1,955,186
Michael McShane.......     -0-           -0-          70,400           91,862           510,075          748,413
G.R. Goodarzi(3)......     -0-           -0-          51,465           54,308           371,882          500,082
Thomas H. Koops.......     -0-           -0-          51,573           62,188           372,541          508,750
Margaret B. Shannon...     -0-           -0-           4,000           59,424            29,480          480,910

---------------
(1)  Includes options earned in fiscal 1995 and granted on December 7, 1995.

(2) As disclosed in footnote (1) above, options granted on December 7, 1995 we redeemed compensation for the fiscal year ended September 30, 1995. Because the market value of the Common Stock was lower on December 7, 1995 than on September 30, 1995, these options are in-the-money for purposes of this table although such options were not in-the-money on the grant date.

(3)  Mr. Goodarzi has not been an officer of the Company since October 17, 1995.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                             ESTIMATED FUTURE PAYOUTS
                                                                           UNDER NON-STOCK PRICE-BASED
                                                                                      PLANS
                                                                         --------------------------------
                 (A)                        (B)              (C)            (D)         (E)         (F)
                                         NUMBER OF       PERFORMANCE
                                       SHARES, UNITS       OR OTHER
                                         OR OTHER        PERIOD UNTIL
                                          RIGHTS          MATURATION     THRESHOLD     TARGET     MAXIMUM
                 NAME                    (#)(1)(2)       OR PAYOUT(3)       (#)         (#)         (#)
                 ----                   ------------     ------------    ---------     ------     -------
J.W. Stewart..........................     30,434          3 Years         4,869       20,086     30,434
Michael McShane.......................     13,623          3 Years         2,180        8,991     13,623
G.R. Goodarzi(4)......................          0          3 Years             0            0          0
Thomas H. Koops.......................     10,937          3 Years         1,750        7,218     10,937
Margaret B. Shannon...................     10,899          3 Years         1,744        7,193     10,899

---------------

(1) Awards reflected in this table represent performance units awarded under the Company's 1990 Stock Incentive Plan. These awards were earned during fiscal1995 and granted on December 7, 1995. For additional information regarding these awards, see the Executive Compensation Committee
     Report -- Long Term Incentive Program elsewhere in this Proxy Statement.

(2) Excludes the following awards earned during fiscal 1994 and granted on November 22, 1994; Mr. Stewart -- 10,256 units; Mr. McShane -- 5,282 units; Mr. Goodarzi -- 4,462 units; Mr. Koops -- 4,308 units; Ms. Shannon -- 4,205 units.

(3) Under the terms of the grant, the performance period is deemed to begin on October 1, 1995. The performance period is three fiscal years unless a change of control occurs, in which case the performance units would vest immediately.

(4)  Mr. Goodarzi has not been an officer of the Company since October 17, 1995.


                              SEVERANCE AGREEMENTS

     The Company entered into severance agreements with certain executive officers, including each of the named executive officers shown in the Summary Compensation Table, as well as with Matthew D. Fitzgerald, Taylor M. Whichard III, Kenneth A. Williams and Stephen A. Wright. The severance agreements were effective August 27, 1993, except for Ms. Shannon's agreement, which was effective February 14, 1994. The agreements have initial terms of approximately three years and are automatically extended for an additional year at the end of each year of the agreements unless the Company has given one year's prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following a change in control, the executive is terminated by the Company for any reason, other than for death, disability or for cause, or if such executive officer terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer is entitled to a severance payment that will be three times the sum of the executive officer's base salary and bonus amount, as defined in the agreements. The severance payment is generally made in the form of a lump sum. For a period of up to one year, the Company would also provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination.

     If a change in control occurs, the severance agreements are effective for a period of two years from the date of such change in control. Under the severance agreements, a change in control would generally include any of the following events: (i) any "person" as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; (iii) stockholders approve a merger, resulting in (a) 60% or less of the common stock and voting securities of the surviving corporation being owned by the same persons that owned the common stock of the Company immediately prior to such merger, (b) a person owning 25% or more of the surviving corporation's common stock or voting securities, or (c) replacement of a majority of the members of the Company's board of directors; or (iv) the Company's stockholders approve a liquidation or sale of the Company's assets. In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would pay an additional payment (a "gross-up" payment) sufficient to satisfy such excise tax obligations and any additional taxes imposed with respect to such gross-up payment.

     A change in control (as defined in the agreements) resulted from the Merger, but no payments will be made unless a covered employee's employment with the Company is terminated under circumstances described below during the two-year period following the Merger.

     Prior to the Merger, when it was not known whether a "change in control" would result from the Merger, and as consideration for executing waivers with regard to change in control acceleration rights in the 1990 Stock Incentive Plan, each executive officer of the Company who was a party to a severance agreement entered into an agreement modifying such agreement (i) to stipulate that consummation of the Merger constituted a "change in control" under the terms of such agreement and (ii) to permit a greater change in such person's responsibilities without constituting "good reason" under such agreement. Pursuant to such modification, if any such person's employment with the Company is terminated by the Company (other than for "cause") or by such person for "good reason" within 24 months following the consummation of the Merger, the vesting of stock options granted to such person prior to 1995 will be accelerated and such officer will receive (i) a cash payment with respect to all of such person's awards granted under the Company's 1990 Stock Incentive Plan after 1994 (other than stock options granted in February 1995, which will then terminate), which will be deemed fully vested or earned, and (ii) a lump sum cash payment equal to three times such person's salary and bonus.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under Section 16(a) of the Exchange Act were complied with during fiscal 1995, except that the initial Form 3 for each of David A.B. Brown, William J. Johnson and Michael E. Patrick, the former directors of Western who became directors of the Company following the Merger, was inadvertently filed three days after the due date.


                                  SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or telegram. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.


                               VOTING PROCEDURES

     A majority of the outstanding shares of Common Stock present or represented by proxy at the meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee and for the approval of the amendment to the 1995 Plan. Therefore, abstentions have the effect of a negative vote. In accordance with Delaware law, broker non-votes will not be treated as entitled to vote with respect to the election of directors or the amendment of the 1995 Plan.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP, independent public accountants, audited the Company's consolidated financial statements for fiscal 1995, and have advised the Company that they will have a representative available at the 1996 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so. The Company has not yet selected independent public accountants to audit its 1996 consolidated financial statements; however, the Company intends to engage its accountants for such purpose in May 1996.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company by August 21, 1996 to be considered for inclusion in the proxy statement and form of proxy relating to the 1997 Annual Meeting.

     The Annual Report of the Company for the year ended September 30, 1995, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Additional copies of the Annual Report are available without charge, upon request.

     BJ SERVICES COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1995, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST TO ROBERT C. COONS, CORPORATE COMMUNICATIONS MANAGER, BJ SERVICES COMPANY, 5500 NORTHWEST CENTRAL DRIVE, HOUSTON, TEXAS 77092-2036.

                                                                      APPENDIX A

                                 AMENDMENT ONE
                                     TO THE
                    BJ SERVICES COMPANY 1995 INCENTIVE PLAN

     WHEREAS, BJ Services Company (the "Company") and the stockholders of the Company have heretofore adopted and approved the BJ Services Company 1995 Incentive Plan (the "1995 Plan"); and

     WHEREAS, the Company desires to amend the 1995 Plan, subject to stockholder approval, to increase the number of option shares that are automatically granted to Non-Employee Directors;

     NOW, THEREFORE, effective as of the date this amendment is approved by the stockholders of the Company, Paragraph 3 of Article IV of the 1995 Plan is amended to read in its entirety as follows:

          "3. Annual Granting of Options to Non-Employee Directors. Subject to the limitation of the number of shares of Common Stock set forth in
     Article I, Paragraph 2, a nonqualified option to purchase 2,000 (increased to 4,000 after the 1990 Plan Termination) shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding) is hereby granted, effective the fourth Thursday of October of 1996 and each year thereafter until the expiration of the Plan, to each person who is a Non-Employee Director on each such date (which date shall be the date of grant for purposes hereof)."

     All terms used herein that are defined in the 1995 Plan shall have the same meanings given to such terms in the 1995 Plan.

     Except as amended hereby, the 1995 Plan shall continue in full force and effect without interruption or change and the 1995 Plan and this amendment shall be read, taken and construed as one and the same instrument.

                              BJ SERVICES COMPANY
P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 25, 1996
R
     The undersigned hereby constitutes and appoints J.W. Stewart, Michael
O McShane, and Margaret B. Shannon, or any of them, true and lawful agents and proxies with power of substitution in each to represent and to vote
X all of the shares of Common Stock owned of record on December 7, 1995 by the undersigned at the Annual Meeting of Stockholders of BJ Services
Y Company to be held on January 25, 1996, at 11:00 a.m., at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, and at any and all adjournments thereof, hereby revoking any instruction previously given.

     COMMENTS:                                CHANGE OF ADDRESS:

     --------------------------------         --------------------------------

     --------------------------------         --------------------------------

     --------------------------------         --------------------------------

     --------------------------------         --------------------------------

     (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy cannot be voted unless you sign and return it.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                                                          2087
/X/ Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Directors and FOR Approval of the Amendment to the 1995 Incentive Plan.

-------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR Proposals 1 and 2
-------------------------------------------------------------------------------

                                             FOR            WITHHOLD AUTHORITY
1. Election of Nominees                      / /                    / /

   Nominees for election as Class III directors:
   J.E. McCormick, L.W. Heiligbrodt, and J.W. Stewart

   For, except authority to vote is withheld for the following nominees:

   ____________________________________________________________________


                                                      FOR    AGAINST    ABSTAIN
2. Approval of Amendment to 1995 Incentive Plan.      / /      / /        / /


3. To vote upon such other business as may properly come before the meeting and any adjournment thereof.


                                           Change of Address
                                           Comments on
                                           Reverse Side

                                           NOTE: Please sign, date and
                                           return your instruction promptly in
                                           the enclosed envelope. Sign exactly
                                           as name(s) appear(s) hereon. Joint
                                           owners should each sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian
                                           or other fiduciary, please give
                                           full title as such.


                                           ___________________________________


                                           ___________________________________
                                           SIGNATURE(S)                   DATE

                                INDEX TO EXHIBITS

   EXHIBIT
     NO.                  DISCRIPTION
------------     ----------------------------------------
    99.1          BJ Services Company 1995 Incentive Plan